UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 6, 2016
MARLIN BUSINESS SERVICES CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2016, Marlin Business Services Corp. (the “Company”) announced that Edward J. Siciliano has been promoted to Executive Vice President and Chief Operating Officer. Mr. Siciliano, 53, commenced employment with the Company in 2007 as Chief Sales Officer and served as Interim Chief Executive Officer from October 2015 until June 2016. Prior to joining the Company, Mr. Siciliano served as Vice President of Sales and Marketing for ALK Technologies, a global logistics software company based in Princeton, New Jersey. Prior to that, Mr. Siciliano served as Senior Vice President of Sales and Marketing for AppliedTheory, a company focused on application development and hosting where he built out a new national sales force and helped take the company public. Mr. Siciliano started his sales career in 1985 at Xerox and spent 11 years in various sales and sales leadership roles. Mr. Siciliano is a graduate of Rutgers University and holds a B.S. in marketing.

A copy of the press release issued by the Company announcing Mr. Siciliano’s promotion to Chief Operating Officer is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release issued by Marlin Business Services Corp. on July 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

Date: July 6, 2016	/s/ Edward R. Dietz
Edward R. Dietz
Senior Vice President of Administration and General Counsel

INDEX TO EXHIBITS

99.1 Press Release issued by Marlin Business Services Corp. on July 6, 2016.